SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 18, 2011
Date of report (Date of earliest event reported)

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BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices, including zip code)

(425) 402-1400
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     Departure of Director or Principal Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers

On August 17, 2011, The Board of Directors appointed as the Company’s Vice President, Finance and Administration and Chief Financial Officer, Daphne L. Taylor, who has been acting as the Company’s Corporate Controller since March of 2011.

Ms. Taylor has extensive experience in accounting and financial matters. From 2005 to 2009, she served as Vice President, Chief Accounting Officer and Corporate Controller at Cardiac Science Corporation, a publicly held medical device company. From 2001 to 2005 she served as Chief Compliance Officer and Corporate Controller at LookSmart, Ltd., a publicly held software and technology company. Prior to 2001, Ms. Taylor held corporate controller positions at SpeedTrak Communications and ViroLogic, and accounting positions at companies including Core-Mark International, Pacific Telesis Group and Coopers & Lybrand. Ms. Taylor is a Certified Public Accountant and earned a Bachelor of Arts, Management and Accounting, from Sonoma State University.

In connection with Ms. Taylor’s appointment as an officer of the Company, on August 17, 2011, BioLife Solutions, Inc., entered into an employment agreement with Ms. Taylor, which automatically renews for successive one year periods in the event either party does not send the other a “termination notice” no less than 90 days prior to the expiration of the initial term or any subsequent term. Pursuant to this agreement, Ms. Taylor initially will receive an annual salary of $150,000, subject to periodic review and adjustment by the Compensation Committee of the Company’s Board of Directors. Ms. Taylor also will have the opportunity to obtain an annual bonus, targeted at $10% of her base salary, upon the attainment of specified goals. Upon signing the employment agreement, the Company granted Ms. Taylor a ten-year incentive stock option to purchase 500,000 shares of common stock of the Company at $0.063 per share (the fair market value on the grant date), which vests 25% on the first anniversary of the date of the grant and one-thirty sixth of the remaining balance thereof in each of the ensuing 36 months following the first anniversary date of the grant. The employment agreement also provides for customary restrictive covenants, including covenants prohibiting Ms. Taylor from disclosing certain confidential information of the Company or competing with the Company, and that if, in connection with a “change in control,” Ms. Taylor’s employment is terminated without “Cause” or she resigns for “Good Reason,” she will be entitled to the continued payment of salary for 6 months following the change in control event.

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Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLIFE SOLUTIONS, INC.

Date: August 18, 2011	By:	/s/ Mike Rice
Mike Rice
President and Chief Executive Officer (Principal Executive Officer)

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